UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2011

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Cheesecake Factory Incorporated (“Company”) held its Annual Meeting of Stockholders on June 1, 2011.  The results of the vote taken for each proposal are as follows:

Proposal 1: Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
David Overton	48256676	2149082	22166	5231325
Allen J. Bernstein	48584362	1831762	11800	5231325
Alexander L. Cappello	48818333	1597530	12061	5231325
Thomas L. Gregory	48541352	1874376	12196	5231325
Jerome I. Kransdorf	48414933	2001306	11685	5231325
David B. Pittaway	48722111	1693595	12218	5231325
Herbert Simon	50119140	291660	17124	5231325

Proposal 2: Amendment to 2010 Stock Incentive Plan to Increase Authorized Shares

For	Against	Abstain	Broker Non-Votes
31044157	19336543	47224	5231325

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2011, ending January 3, 2012

For	Against	Abstain
55269762	363902	25585

Proposal 4:   Nonbinding, Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
45116395	4479005	832524	5231325

Proposal 5:  Nonbinding, Advisory Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non- Votes
29033275	1979693	18364718	1050238	5231325

The Board of Directors intends to take into consideration the advisory vote of the stockholders on Proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer